UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Desbrosses Street New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 12, 2013, Intercept Pharmaceuticals, Inc. (the “Company”) entered into amendments to the employment agreements of Barbara Duncan, Chief Financial Officer of the Company, and Daniel Regan, Chief Commercial Officer of the Company. The amendments extend the severance benefit period for Ms. Duncan and Mr. Regan upon certain instances of termination from six (6) months to 12 months, in line with the severance benefit period provided to the other executive officers of the Company.

The foregoing description of the amendments is qualified in its entirety by reference to the copies of amendments for Ms. Duncan and Mr. Regan filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference into this Item 5.02(e).

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment to Employment Agreement by and between Intercept Pharmaceuticals, Inc. and Barbara Duncan, dated April 12, 2013
10.2	Amendment to Employment Agreement by and between Intercept Pharmaceuticals, Inc. and Daniel Regan, dated April 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: April 15, 2013	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer